Exhibit 99.1

Barnes & Noble Reports Fiscal 2017 Third Quarter Financial Results

NEW YORK--(BUSINESS WIRE)--March 2, 2017--Barnes & Noble, Inc. (NYSE:BKS) today reported sales and earnings for its fiscal 2017 third quarter ended January 28, 2017.

Total sales for the third quarter were $1.3 billion, declining 8.0% as compared to the prior year. Retail sales, which include Barnes & Noble stores and BN.com, declined 7.5% to $1.3 billion for the quarter. Comparable store sales declined 8.3% for the quarter largely due to lower traffic, as well as the decline in coloring books, artist supplies and last year’s best-selling album by Adele, which collectively accounted for nearly one third of the sales decline. Online sales increased 2.2% for the period. NOOK® sales, which include digital content, devices and accessories, declined 25.7% to $38.4 million for the quarter.

Consolidated third quarter net earnings were $70.3 million, or $0.96 per share, as compared to the prior year net earnings of $80.3 million, or $1.04 per share. For the quarter, Retail generated operating income of $135.0 million, while NOOK incurred an operating loss of $6.2 million, for a total operating income of $128.8 million.

Consolidated third quarter EBITDA was $157.8 million, as compared to $169.0 million a year ago. NOOK EBITDA losses of $2.4 million improved $8.8 million over the prior year, as the Company continues to reduce NOOK expenses. Retail EBITDA of $160.2 million declined $19.9 million on the sales decline.

The Company ended the third quarter with borrowings of $18.2 million under its $750 million credit facility.

Return of Capital

During the quarter, the Company returned $14.4 million in cash to its shareholders, including $10.9 million in dividends and $3.5 million through share repurchases. The Company acquired approximately 311,000 shares at an average price of $11.23 during the quarter, completing its $50 million stock repurchase program.

Outlook

Despite sales improvements post-holiday, trends softened in late January and into the fourth quarter. As a result, the Company now expects full year fiscal 2017 comparable store sales to decline approximately 7%, and consolidated EBITDA to be in a range of $180 million to $190 million, excluding the impact of any charges related to its cost reduction initiatives and costs associated with the CEO departure. Fiscal 2017 Retail EBITDA is now expected to be in a range of $200 million to $210 million, while NOOK’s EBITDA loss has improved and is now expected to be approximately $20 million, which includes previously announced transitional costs.

Conference Call

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Thursday, March 2, 2017, and is accessible at investors.barnesandnobleinc.com.

Barnes & Noble, Inc. will report fiscal 2017 fourth quarter results on or about June 22, 2017.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE:BKS) is a Fortune 500 company, the nation’s largest retail bookseller, and a leading retailer of content, digital media and educational products. The Company operates 634 Barnes & Noble bookstores in 50 states, and one of the Web’s premier e-commerce sites, BN.com (www.bn.com). The Nook Digital business offers a lineup of popular NOOK® tablets and eReaders and an expansive collection of digital reading and entertainment content through the NOOK Store®. The NOOK Store features more than 4.5 million digital books in the US (www.nook.com), plus periodicals and comics, and offers the ability to enjoy content across a wide array of popular devices through Free NOOK Reading Apps™ available for Android™, iOS® and Windows®.

General information on Barnes & Noble, Inc. can be obtained by visiting the Company's corporate website at www.barnesandnobleinc.com.

BKS – Financial

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, including store closings, higher-than-anticipated or increasing costs, including with respect to store closings, relocation, occupancy (including in connection with lease renewals) and labor costs, the effects of competition, the risk of insufficient access to financing to implement future business initiatives, risks associated with data privacy and information security, risks associated with Barnes & Noble’s supply chain, including possible delays and disruptions and increases in shipping rates, various risks associated with the digital business, including the possible loss of customers, declines in digital content sales, risks and costs associated with ongoing efforts to rationalize the digital business and the digital business not being able to perform its obligations under the Samsung commercial agreement and the consequences thereof, the risk that financial and operational forecasts and projections are not achieved, the performance of Barnes & Noble’s initiatives including but not limited to its new store concept and e-commerce initiatives, unanticipated adverse litigation results or effects, potential infringement of Barnes & Noble’s intellectual property by third parties or by Barnes & Noble of the intellectual property of third parties, and other factors, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 30, 2016, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016

Sales	$1,300,908	$1,413,947	$3,073,338	$3,287,160
Cost of sales and occupancy	864,107	922,292	2,103,623	2,225,621
Gross profit	436,801	491,655	969,715	1,061,539
Selling and administrative expenses	278,962	322,652	801,499	885,063
Depreciation and amortization	29,052	35,147	90,083	103,864
Operating income	128,787	133,856	78,133	72,612
Interest expense, net	2,076	1,976	5,666	7,233
Income before taxes	126,711	131,880	72,467	65,379
Income taxes	56,435	51,618	37,016	20,071
Net income from continuing operations	70,276	80,262	35,451	45,308
Loss from discontinued operations	-	-	-	(39,146)
Net income	$70,276	$80,262	$35,451	$6,162

Basic income (loss) per common share:
Income from continuing operations	$0.97	$1.04	$0.48	$0.48
Loss from discontinued operations	-	-	-	(0.54)
Basic income (loss) per common share	$0.97	$1.04	$0.48	$(0.06)

Diluted income (loss) per common share:
Income from continuing operations	$0.96	$1.04	$0.48	$0.48
Loss from discontinued operations	-	-	-	(0.54)
Diluted income (loss) per common share	$0.96	$1.04	$0.48	$(0.06)

Weighted average common shares outstanding:
Basic	71,581	74,856	72,232	71,987
Diluted	71,714	74,924	72,387	72,124

Dividends declared per common share	$0.15	$0.15	$0.45	$0.45

Percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy	66.4%	65.2%	68.4%	67.7%
Gross profit	33.6%	34.8%	31.6%	32.3%
Selling and administrative expenses	21.4%	22.8%	26.1%	26.9%
Depreciation and amortization	2.2%	2.5%	2.9%	3.2%
Operating income	9.9%	9.5%	2.5%	2.2%
Interest expense, net	0.2%	0.1%	0.2%	0.2%
Income before taxes	9.7%	9.3%	2.4%	2.0%
Income taxes	4.3%	3.7%	1.2%	0.6%
Net income from continuing operations	5.4%	5.7%	1.2%	1.4%
Loss from discontinued operations	0.0%	0.0%	0.0%	-1.2%
Net income	5.4%	5.7%	1.2%	0.2%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016

Sales
Retail	$1,276,039	$1,378,887	$2,988,471	$3,178,590
NOOK	38,434	51,737	114,524	149,568
Elimination	(13,565)	(16,677)	(29,657)	(40,998)
Total	$1,300,908	$1,413,947	$3,073,338	$3,287,160

Gross Profit
Retail	$422,251	$474,595	$919,473	$1,009,598
NOOK	14,550	17,060	50,242	51,941
Total	$436,801	$491,655	$969,715	$1,061,539

Selling and Administrative Expenses
Retail	$262,024	$294,438	$738,176	$783,353
NOOK	16,938	28,214	63,323	101,710
Total	$278,962	$322,652	$801,499	$885,063

EBITDA
Retail	$160,227	$180,157	$181,297	$226,245
NOOK	(2,388)	(11,154)	(13,081)	(49,769)
Total	$157,839	$169,003	$168,216	$176,476

Depreciation and Amortization
Retail	$(25,236)	$(26,853)	$(74,756)	$(78,079)
NOOK	(3,816)	(8,294)	(15,327)	(25,785)
Total	$(29,052)	$(35,147)	$(90,083)	$(103,864)

Operating Income (Loss)
Retail	$134,991	$153,304	$106,541	$148,166
NOOK	(6,204)	(19,448)	(28,408)	(75,554)
Total	$128,787	$133,856	$78,133	$72,612

Net Income
Operating income	$128,787	$133,856	$78,133	$72,612
Interest expense, net	(2,076)	(1,976)	(5,666)	(7,233)
Income taxes	(56,435)	(51,618)	(37,016)	(20,071)
Loss from discontinued operations	-	-	-	(39,146)
Total	$70,276	$80,262	$35,451	$6,162

Percentage of sales:

Gross Margin
Retail	33.1%	34.4%	30.8%	31.8%
NOOK	58.5%	48.7%	59.2%	47.8%
Total	33.6%	34.8%	31.6%	32.3%

Selling and Administrative Expenses
Retail	20.5%	21.4%	24.7%	24.6%
NOOK	68.1%	80.5%	74.6%	93.7%
Total	21.4%	22.8%	26.1%	26.9%

EBITDA
Retail	12.6%	13.1%	6.1%	7.1%
NOOK	-9.6%	-31.8%	-15.4%	-45.8%
Total	12.1%	12.0%	5.5%	5.4%

Depreciation and Amortization
Retail	-2.0%	-1.9%	-2.5%	-2.5%
NOOK	-15.3%	-23.7%	-18.1%	-23.7%
Total	-2.2%	-2.5%	-2.9%	-3.2%

Operating Income (Loss)
Retail	10.6%	11.1%	3.6%	4.7%
NOOK	-24.9%	-55.5%	-33.5%	-69.6%
Total	9.9%	9.5%	2.5%	2.2%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 28, 2017	January 30, 2016

ASSETS
Current assets:
Cash and cash equivalents	$11,628	$63,557
Receivables, net	70,434	69,364
Merchandise inventories, net	1,010,343	1,043,930
Prepaid expenses and other current assets	62,164	66,674
Total current assets	1,154,569	1,243,525

Property and equipment:
Land and land improvements	2,541	2,541
Buildings and leasehold improvements	1,060,416	1,047,357
Fixtures and equipment	1,597,435	1,571,457
	2,660,392	2,621,355
Less accumulated depreciation and amortization	2,378,925	2,314,176
Net property and equipment	281,467	307,179

Goodwill	211,276	215,197
Intangible assets, net	310,369	311,066
Other non-current assets	11,275	11,637
Total assets	$1,968,956	$2,088,604

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$500,751	$576,958
Accrued liabilities	319,145	334,314
Gift card liabilities	384,830	384,915
Total current liabilities	1,204,726	1,296,187

Long-term debt	18,200	-
Deferred taxes	54,290	16,289
Other long-term liabilities	105,212	138,668

Shareholders' equity:
Common stock; $0.001 par value; 300,000 shares authorized;
111,648 and 110,740 shares issued, respectively	112	111
Additional paid-in capital	1,743,562	1,734,898
Accumulated other comprehensive income (loss)	198	(16,533)
Retained earnings	(22,045)	17,629
Treasury stock, at cost, 40,093 and 36,797 shares, respectively	(1,135,299)	(1,098,645)
Total Barnes & Noble, Inc. shareholders' equity	586,528	637,460
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$1,968,956	$2,088,604

BARNES & NOBLE, INC. AND SUBSIDIARIES
Earnings (Loss) Per Share
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Numerator for basic income (loss) per share:
Net income from continuing operations	$70,276	$80,262	$35,451	$45,308
Inducement fee paid upon conversion of Series J preferred stock	-	-	-	(3,657)
Preferred stock dividends paid in shares	-	-	-	(1,783)
Accretion of dividends on preferred stock	-	-	-	(4,204)
Less allocation of dividends to participating securities	(168)	(307)	(559)	(999)
Less allocation of undistributed earnings to participating securities	(948)	(1,871)	(42)	-
Net income from continuing operations available to common shareholders	$69,160	$78,084	$34,850	$34,665
Net loss from discontinued operations available to common shareholders	-	-	-	(39,146)
Net income (loss) available to common shareholders	$69,160	$78,084	$34,850	$(4,481)

Numerator for diluted income (loss) per share:
Net income from continuing operations available to common shareholders	$69,160	$78,084	$34,850	$34,665
Accretion of dividends on preferred stock (a)	-	-	-	-
Allocation of undistributed earnings to participating securities	948	1,871	42	-
Less diluted allocation of undistributed earnings to participating securities	(946)	(1,869)	(42)	-
Net income from continuing operations available to common shareholders	69,162	78,086	34,850	34,665
Net loss from discontinued operations available to common shareholders	-	-	-	(39,146)
Net income (loss) available to common shareholders	$69,162	$78,086	$34,850	$(4,481)

Denominator for basic income (loss) per share:
Basic weighted average common shares	71,581	74,856	72,232	71,987

Denominator for diluted income (loss) per share:
Basic weighted average common shares	71,581	74,856	72,232	71,987
Average dilutive options	68	68	77	136
Average dilutive non-participating securities	65	-	78	1
Diluted weighted average common shares	71,714	74,924	72,387	72,124

Basic income (loss) per common share:
Income from continuing operations	$0.97	$1.04	$0.48	$0.48
Loss from discontinued operations	-	-	-	(0.54)
Basic income (loss) per common share	$0.97	$1.04	$0.48	$(0.06)

Diluted income (loss) per common share:
Income from continuing operations	$0.96	$1.04	$0.48	$0.48
Loss from discontinued operations	-	-	-	(0.54)
Diluted income (loss) per common share	$0.96	$1.04	$0.48	$(0.06)

(a)	Although the Company was in a net income position during the 39 weeks ended January 30, 2016, the dilutive effect of the Company’s convertible preferred shares was excluded from the calculation of income per share using the two-class method because the effect would be antidilutive.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Forward-Looking Statement Non-GAAP Reconciliation
(In millions)
(Unaudited)

		Forward-Looking Range

EBITDA
	Retail	$200	$210
	NOOK	(20)	(20)
Total		$180	$190

	Charges (a)	12	12

Operating Profit
	EBITDA	$168	$178
	Depreciation and amortization	(118)	(118)
Total		$50	$60

(a)	Charges related to its cost reduction initiatives and costs associated with the CEO departure.

CONTACT:
Barnes & Noble, Inc.
Media:
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investors:
Andy Milevoj, 212-633-3489
Vice President, Investor Relations
amilevoj@bn.com